UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 3, 2007

HICKS ACQUISITION COMPANY I, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware		20-8521842
(State or other jurisdiction of incorporation)	001-33704 (Commission File Number)	(I.R.S. Employer Identification Number)

100 Crescent Court, Suite 1200 Dallas, TX
(Address of principal executive offices)		75201 (Zip code)

(214) 615-2300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01. Other Events.

On October 3, 2007, the Hicks Acquisition Company I, Inc. (the “Company”) consummated its initial public offering (the “Offering”) of 55,200,000 of its units (the “Units”), including 7,200,000 Units issued pursuant to the exercise of the underwriters’ over-allotment option. Each Unit consists of one share of common stock, par value $0.0001 per share (“Common Stock”) and one warrant (“Warrant”) to purchase one share of Common Stock at an exercise price of $7.50 per share.  The Warrants expire September 28, 2011 unless earlier redeemed. Once the Warrants become exercisable, they will be redeemable in whole and not in part at a price of $0.01 per Warrant upon a minimum of 30 days’ notice, but such redemption may only occur if the last sale price of the Company’s Common Stock equals or exceeds $13.75 per share for any 20 trading days within a 30 day trading period ending three business days prior to the time that the Company sends the notice of redemption to the Warrant holders. The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds, before expenses, of $552,000,000.

Simultaneously with the consummation of the IPO, the Company consummated the private sale of 7,000,000 warrants (“Sponsor Warrants”) to HH-HACI, L.P., a Delaware limited partnership (the “Sponsor”), at a price of $1.00 per Sponsor Warrant, generating gross proceeds, before expenses, of $7,000,000 (the “Private Placement”). The Sponsor Warrants are identical to the Warrants included in the Units sold in the Offering, except that the Sponsor’s Warrants (i) are non-redeemable so long as they are held by the Sponsor or its permitted transferees, (ii) are exercisable by the holders on a “cashless” basis and (iii) may not be transferred, assigned or sold, except to certain permitted transferees, until 180 days after the Company completes its initial business combination. If the Company does not complete an initial business combination, the $7,000,000 in gross proceeds to the Company from the sale of the Sponsor Warrants in the Private Placement will be part of the liquidating distribution to the Company’s public stockholders, and the Sponsor Warrants will expire worthless.

Approximately $536.1 million of the proceeds from the IPO and Private Placement were placed in the Company’s trust account at JP Morgan Chase, N.A., with Continental Stock Transfer & Trust Company acting as trustee. These funds will not be released until the earlier of the Company’s completion of its initial business combination or the Company’s liquidation, although the company may withdraw up to an aggregate of approximately $6.6 million of the interest income accumulated on the funds.

Audited financial statements as of October 3, 2007 reflecting receipt of the proceeds received by the Company in connection with the closing of the IPO and the Private Placement have been issued by the Company and are included as Exhibit 99.1 to this Current Report on Form 8-K.

On October 3, 2007, the Company issued a press release, a copy of which is attached as Exhibit 99.2 to this Current Report on Form 8-K, announcing the consummation of the IPO and the Private Placement.  On October 5, 2007, the Company issued a press release, a copy of which is attached as Exhibit 99.3 to this Current Report on Form 8-K, announcing that commencing on October 8, 2007, separate trading of the Common Stock and Warrants included in the Units may begin.

The Company is including as exhibits to this Current Report on Form 8-K executed copies of its Investment Management Trust Agreement and Warrant Agreement with Continental Stock Transfer & Trust Company and as adopted copies of its Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Exhibit
3.1*	Amended and Restated Certificate of Incorporation
3.2*	Amended and Restated Bylaws
4.1*	Warrant Agreement, dated as of September 27, 2007, by and between Hicks Acquisition Company I, Inc. and Continental Stock Transfer & Trust Company
10.1*	Investment Management Trust Agreement, dated as of September 27, 2007, by and between Hicks Acquisition Company I, Inc. and Continental Stock Transfer & Trust Company
99.1*	Audited Financial Statements
99.2*	Press release, dated October 3, 2007
99.3*	Press release, dated October 5, 2007

* Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated:  October 5, 2007

Hicks Acquisition Company I, Inc.

By:	/s/ Joseph B. Armes
Joseph B. Armes
President, Chief Executive Officer
and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit
3.1*	Amended and Restated Certificate of Incorporation
3.2*	Amended and Restated Bylaws
4.1*	Warrant Agreement, dated as of September 27, 2007, by and between Hicks Acquisition Company I, Inc. and Continental Stock Transfer & Trust Company
10.1*	Investment Management Trust Agreement, dated as of September 27, 2007, by and between Hicks Acquisition Company I, Inc. and Continental Stock Transfer & Trust Company
99.1*	Audited Financial Statements
99.2*	Press release, dated October 3, 2007
99.3*	Press release, dated October 5, 2007

* Filed herewith.